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                                                                   EXHIBIT 99.21

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements, (Form S-3 No. 333-45539) pertaining to Premier Laser Systems, Inc. for the registration of 1,144,916 shares of its Class A Common Stock and 28,290 Class B Warrants, (Form S-3 No. 333-04219) pertaining to Premier Laser Systems, Inc. for the registration of 9,156,243 shares of its Class A Common Stock and 2,005,873 Class B Warrants, (Form S-4 No. 333-29573) pertaining to Premier Laser Systems, Inc. for the registration of 1,990,250 shares of its Class A Common Stock and options to purchase 165,250 shares of its Class A Common Stock, (Form S-8 No. 333-01680) pertaining to the 1995 Stock Option Plan of Premier Laser Systems, Inc., (Form S-8 No. 333-27151) pertaining to the February 1996 Stock Option Plan of Premier Laser Systems, Inc., (Form S-8 No. 333-29497) pertaining to the 1997 Stock Option Plan of Premier Laser Systems, Inc., of our reports dated October 21, 1997, except for Note 10 as to which the date is November 18, 1997, and October 11, 1996, except for Note 10 as to which the date is November 21, 1996, with respect to the financial statements of Ophthalmic Imaging Systems included in its Annual Reports (Form 10-KSB) for the years ended August 31, 1997 and 1996, respectively, and included in the Current Report on Form 8-K of Premier Laser Systems, Inc. dated February 25, 1997, filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP


Sacramento, California
March 4, 1998